Exhibit 99-B.4.3 --FORM OF-- Option 1: Payments for a Stated Period
Monthly Amount for Each $1,000* [Rates for a Fixed Annuity with a 1.5% Guaranteed Interest Rate
Years	Payment	Years	Payment
5	$17.23	20	$4.80
10	8.94	25	3.98
15	6.18	30	3.42]

First Monthly Amount for Each $1,000* Rates for a Variable Annuity with a 3.5% Assumed Interest Rate (AIR)
Years	Payment	Years	Payment
5	$18.12	20	$5.75
10	9.83	25	4.96
15	7.10	30	4.45

First Monthly Amount for Each $1,000* Rates for a Variable Annuity with a 5% Assumed Interest Rate (AIR)
Years	Payment	Years	Payment
5	$18.74	20	$6.51
10	10.51	25	5.76
15	7.82	30	5.28
* Net of any applicable premium tax deduction
AFT-OPT1(08/03)	21
Option 2: Life Income for One Annuitant

Monthly Payment Amount for Each $1,000* [Rates for a Fixed Annuity Payment with 1.5% Guaranteed Interest Rate
Adjusted Age of Annuitant	Option 2(a): payments for life	Option 2(b): payments guaranteed 5 years	Option 2(b): Payments Guaranteed 10 years	Option 2(b): payments guaranteed 15 years	Option 2(b): payments guaranteed 20 years	Option 2(c): Cash Refund
55	$3.57	$3.56	$3.54	$3.48	$3.41	$3.39
60	4.09	4.07	4.01	3.91	3.75	3.77
65	4.78	4.74	4.62	4.42	4.11	4.28
66	4.95	4.90	4.77	4.52	4.18	4.37
70	5.74	5.66	5.40	4.96	4.42	4.92
75	7.13	6.92	6.32	5.47	4.62	5.73]

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
Adjusted Age of Annuitant	Option 2(a): payments for life	Option 2(b): Payments Guaranteed 5 years	Option 2(b): payments guaranteed 10 years	Option 2(b): payments guaranteed 15 years	Option 2(b): payments guaranteed 20 years
55	$4.72	$4.71	$4.67	$4.60	$4.50
60	5.23	5.21	5.13	5.00	4.82
65	5.94	5.89	5.73	5.48	5.15
70	6.92	6.81	6.49	6.00	5.43
75	8.35	8.08	7.38	6.48	5.62

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
Adjusted Age of Annuitant	Option 2(a): payments for life	Option 2(b): Payments Guaranteed 5 years	Option 2(b): payments guaranteed 10 years	Option 2(b): payments guaranteed 15 years	Option 2(b): payments guaranteed 20 years
55	$5.63	$5.61	$5.56	$5.47	$5.36
60	6.12	6.09	6.00	5.85	5.65
65	6.82	6.75	6.57	6.30	5.95
70	7.80	7.67	7.30	6.78	6.21
75	9.23	8.93	8.16	7.23	6.38

* Net of any applicable premium tax deduction

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

AFT-OPT2(08/03)	22
Option 3: Life Income for Two Annuitants
First Monthly Payment Amount for Each $1,000* [Rates for a Fixed Annuity Payment with 1.5% Guaranteed Interest Rate
Adjusted Ages	payments
Primary Annuitant	Secondary Annuitant	Option 3(a)	Option 3(b)	Option 3(c)	guaranteed 10 years Option 3(d)	Option 3(e)	Option 3(f)
55	50	$2.90	$3.22	$3.41	$2.90	$3.19	$2.82
55	60	3.16	3.57	3.82	3.16	3.33	3.05

65	60	3.54	4.07	4.40	3.53	4.05	3.40
65	70	4.07	4.76	5.20	4.06	4.37	3.83

75	70	4.81	5.72	6.32	4.75	5.72	4.38
75	80	5.88	7.11	7.93	5.67	6.42	5.04]

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
Adjusted Ages	payments
Primary Annuitant	Secondary Annuitant	Option 3(a)	Option 3(b)	Option 3(c)	guaranteed 10 years Option 3(d)	Option 3(e)
55	50	$3.97	$4.35	$4.56	$3.97	$4.31
55	60	4.27	4.73	5.00	4.26	4.48

65	60	4.66	5.25	5.61	4.65	5.22
65	70	5.19	5.97	6.44	5.17	5.54

75	70	5.95	6.96	7.61	5.87	6.95
75	80	7.04	8.39	9.29	6.79	7.64

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
Adjusted Ages	payments
Primary Annuitant	Secondary Annuitant	Option 3(a)	Option 3(b)	Option 3(c)	guaranteed 10 years Option 3(d)	Option 3(e)
55	50	$4.88	$5.26	$5.48	$4.88	$5.23
55	60	5.15	5.63	5.91	5.14	5.38

65	60	5.52	6.14	6.51	5.51	6.10
65	70	6.04	6.84	7.34	6.00	6.41

75	70	6.77	7.84	8.51	6.68	7.81
75	80	7.86	9.28	10.20	7.57	8.49

* Net of any applicable premium tax deduction

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

AFT-OPT3(08/03)	23